Exhibit 3.1

USCB FINANCIAL HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

Meetings of Shareholders

Section 1.1.    Annual Meeting. The regular annual meeting of the shareholders of USCB Financial Holdings, Inc. (the “Corporation”) for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held on such date, such time and at such place, either within or outside the State of Florida, as the Board of Directors of the Corporation (the “Board”) may designate from time to time consistent with applicable law. Notice of such meeting shall be provided at least ten days but not more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the Corporation. Only the business set forth in the notice shall come before such meeting.

Section 1.2.    Special Meetings. Except as otherwise provided by law, and except as otherwise expressly provided by the terms of any class or series of preferred stock of the Corporation permitting the holders of such class or series of preferred stock to call a special meeting of the holders of such class or series, the Board of the Corporation, or any one or more shareholders owning, in the aggregate, not less than ten percent of the issued and outstanding voting common stock of the Corporation, may call a special meeting of shareholders at any time for any purpose not inconsistent with the Articles of Incorporation, as amended, of the Corporation (the “Articles of Incorporation”) or these Bylaws. A notice of the time, place, and purpose of the special meeting shall be provided by the Corporation to each shareholder of record at his address as shown on the books of the Corporation, at least ten but not more than 60 days prior to the date of the meeting, if called by the Board, or its Chairperson, and at least 30 but not more than 60 days prior to the date of the meeting, if called by the shareholders. Only the business set forth in the notice shall come before such special meeting.

Section 1.3.    Nominations for Director.

(a)    Nominations for election to the Board may be made by the Board or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

(b)    Nominations, other than those made by the Board of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, that if less than 21 days notice of the meeting is given to shareholders making the nomination, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee and a biography of each nominee which shall include, among other information that may be required by the Board, all occupations and associations that each nominee has had or currently has with any profit or not-for-profit organization for the ten years prior to the date of the applicable meeting of shareholders; (iii) to the knowledge of the person making the nomination, the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (iv) the name and residence address of the nominating shareholder; (v) the number of shares of capital stock of the Corporation owned by the nominating shareholder; (vi) any affiliation of each proposed nominee to any other financial institution; (vii) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such nominating shareholder and beneficial owner or owners, if any, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand; and (viii) a questionnaire, representation or agreement in a form reasonably satisfactory to the Corporation and as may be required by the Corporation, completed, signed and sworn to by the nominee under penalty of perjury.

(c)    If the shareholder(s) making the nomination are calling the meeting, the notice of the meeting shall contain the information required by this Section 1.3. If the Board is calling the meeting, the notice of the meeting shall contain the names of directors nominated by the Board as well as by shareholders who shall have delivered nominations to the Board on a timely basis, in proper form and with the information required, all as provided herein. Nominations not made in accordance with this Section 1.3 may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/her instructions, the Inspector(s) of Election and/or vote tellers may disregard all votes cast for each such nominee. Nominations made pursuant to the Investment Agreement (as defined below) shall be done in accordance with the Investment Agreement and shall be made by the Board and the names of such nominees shall be included among the directors nominated by the Board.

Section 1.4.    Chairperson of Meeting. The Chairperson of the Board for the year then ended, in the case of regular annual meetings of shareholders and for the then current year, in the case of special meetings of shareholders, or, in the Chairperson’s absence, the Chief Executive Officer (the “CEO”), or in his or her absence, an officer designated by the CEO, shall preside and serve as Chairperson of each shareholders meeting. The Chairperson of any meeting of the shareholders, unless proscribed by law or regulation or unless the Board has otherwise determined, shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the sole judgment of the Chairperson of the meeting, are appropriate for the proper conduct of the meeting. Such rules and regulations may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants. In the event of any disqualification of an Inspector of Election, or in the event an Inspector of Election is unable or refuses to continue serving, the Chairperson of the meeting shall appoint a substitute Inspector of Election. Inspectors may be officers or employees of the Corporation.

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Section 1.5.    Inspector of Election. Every election of directors shall be managed by one or more Inspector(s) of Election, who shall be appointed by the Board. The Inspector of Election shall hold and conduct the election at which he or she is appointed to serve. The Inspector of Election, at the request of the Chairperson of the meeting, shall act as teller of any other vote by ballot taken at such meeting, and shall certify the result thereof. In the event of disqualification of an Inspector of Election, or in the event an Inspector of Election is unable or refuses to continue serving, the Chairperson of the meeting shall appoint a substitute for such meeting.

Section 1.6.    Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. Proxies shall be governed by the provisions of Section 607.0722 of the Florida Business Corporation Act, or any successor statute. A written proxy may be in a signed appointment form of facsimile, or any other means of electronic transmission permitted by law which sets forth or is submitted with information from which it can be determined that the writing, facsimile, or other means of electronic transmission was in fact authorized by the shareholder.

Section 1.7.    Quorum. Unless otherwise provided by law or the Articles of Incorporation, a majority of the shares entitled to vote, represented in person, by proxy or voting trustee, shall constitute a quorum at any meeting of the shareholders, except that when a specified item of business is required to be voted on by one or more designated classes or series of capital stock, a majority of the shares of each such class or series shall constitute a quorum for the transaction of such item of business; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held at the time and place announced at the meeting at which adjournment is taken, without further notice. When a quorum is once present, it is not broken by the subsequent withdrawal of any shareholder.

Section 1.8.    Voting Rights in General. Except as otherwise provided by law or by the Articles of Incorporation, each shareholder of record of any class or series of capital stock other than the voting common stock of the Corporation, shall be entitled on each matter submitted to a vote at each meeting of shareholders to such number of votes for each share of such capital stock as may be fixed by law or in the Articles of Incorporation; and each shareholder of record of voting common stock of the Corporation shall be entitled on each matter submitted to a vote at each meeting of shareholders to one vote for each share of such stock, in each case, registered in such shareholder’s name on the books of the Corporation on the record date fixed pursuant to these Bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

At all meetings of shareholders, all matters, except as otherwise provided by law, the Articles of Incorporation or these Bylaws, shall be determined by the affirmative vote of the shareholders present in person or represented by proxy holding shares representing at least a majority of the votes so present or represented by proxy and entitled to be cast thereon, and where a separate vote by class or series is required, a majority of the votes represented by the shares of the shareholders of such class or series present in person or represented by proxy and entitled to be cast thereon shall be the act of such class or series.

The vote on any matter presented to the shareholders for action, including the election of directors, shall be by written ballot, or, if authorized by the Board, in its sole discretion, by electronic ballot given in accordance with a procedure set out in the notice of such meeting. Each ballot shall state the number of shares voted.

Section 1.9.    Voting for Election of Directors. There shall be no cumulative voting rights in elections of directors. Except as provided in Section 2.12 or in the Articles of Incorporation, a nominee for director shall be elected to the Board by a plurality of the votes cast with respect to the director’s election at any meeting for the election of directors at which a quorum is present.

Section 1.10.   Voting Trusts. Any number of shareholders may confer upon a trustee or trustees the right to vote or otherwise represent their shares pursuant to a validly created voting trust as provided by law. A counterpart original of the agreement establishing a voting trust shall, if requested by the Corporation, be subject to inspection by the Secretary of the Corporation at any meetings of the shareholders for which it is effective. The Secretary may also require any trustee voting pursuant to a voting trust to file voting trust certificates at meetings in which such trustees’ voting trust rights are exercised.

ARTICLE II

  Directors

Section 2.1.    Board of Directors. The Board of Directors (referred to in these Bylaws as the “Board”) shall have power to manage and administer the business and affairs of the Corporation, except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board.

Section 2.2.    Number. The Board shall consist of not less than five nor more than fifteen persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board; and provided, that the Board may not decrease the number of directors below five. Except as otherwise may be provided in the Articles of Incorporation, a director may be removed by the affirmative vote of holders of shares of the issued and outstanding stock of the Corporation entitled to vote in an election of directors representing at least a majority of the votes entitled to be cast thereon, and then, only for cause.

Section 2.3.    Organizational Meeting of the Board. Following the annual meeting of shareholders of the Corporation, the Chairperson of the Board or the secretary of the meeting shall notify the directors-elect of their election and they shall meet at the first meeting of the Board following such Annual Meeting for the purpose of organizing the new Board, appointing officers and transacting such other business as may properly come before the meeting.

Section 2.4.    Oath of Office. To the extent required by applicable law and regulation, each person elected a director of this Corporation must take the oath of such office. No person elected a director of this Corporation shall exercise the functions of such office until he has taken such oath.

Section 2.5.    Term of Office. The directors of this Corporation shall hold office until the next-succeeding annual meeting and until their successors are elected and have qualified.

Section 2.6.    Regular Meetings. Regular meetings of the Board or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Florida, and at such time as the Board or such committee, as the case may be, may from time to time designate. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

Section 2.7.    Special Meetings. Special meetings of the Board may be called by the Chairperson, the CEO, the President, or by at least two of the directors. Each member of the Board shall be given notice of each such special meeting stating the time and place either (i) by mail or courier not less than 48 hours before the date of the meeting or (ii) by telephone, telegram, facsimile or electronic transmission, not less than 24 hours before the time of the meeting (provided that notice of any meeting need not be given to any director who shall either submit, before or after such meeting, a waiver of notice or attend the meeting without protesting, at the beginning thereof, the lack of notice).

Section 2.8.    Quorum. Except as may be otherwise provided by law, the Articles of Incorporation or these Bylaws, a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Whether or not a quorum is present at a meeting of the Board, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting.

Section 2.9.    Chairperson of the Board. The Board shall appoint one director to be Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board and of shareholders. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board, as well as the specific powers conferred by these Bylaws. The Chairperson shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board, to him/her, as well as all powers granted by law. In the absence of the Chairperson, the Vice Chairperson, if one has been appointed, shall preside at any meeting of shareholders or of the Board and, in the Vice Chairperson’s absence, a majority of the directors present at such meeting shall elect a member of the Board to preside.

Section 2.10.    Vice Chairperson of the Board. The Board may appoint one of its members to be the Vice Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside as Chairperson of meetings of the Board and of shareholders in the absence of the Chairperson with the same powers and faculties as the Chairperson.

Section 2.11.    Secretary. The Board shall elect a Secretary of the Board, who shall keep accurate minutes of all Board meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of Secretary, or imposed by these Bylaws; and shall, also perform such other duties as may be assigned from time to time, by the Board.

Section 2.12.    Vacancies. Except as may be otherwise provided in the Articles of Incorporation or the Investment Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the Florida Business Corporation Act. Except as may be otherwise provided in the Articles of Incorporation, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 2.13.    Telephonic Meetings. Any meeting of the Board, or any committee thereof, may be conducted by telephone conference or other communications technology that allows all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.

Section 2.14.    Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken by the Board or any committee thereof, as applicable, may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the consents thereto in writing by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or such committee.

Section 2.15.    Resignation. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairperson, or if none, by the Vice Chairperson, if one has been appointed, or if none, the CEO or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 2.16.    Compensation. The directors may be paid their expenses, if any, for attendance at each meeting of the Board or any committee thereof and may be paid compensation as a director, committee member or chairperson of any committee and for attendance at each meeting of the Board or committee thereof. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board or a committee thereof shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor or entering into transactions otherwise permitted by the Articles of Incorporation, these Bylaws or applicable law.

ARTICLE III

Committees of the Board

Section 3.1.    Audit Committee. An Audit Committee composed of not less than three directors shall be appointed by resolution passed by a majority of the full Board. Members of the Audit Committee shall be directors who meet all applicable standards under the regulations of the Securities and Exchange Commission and the standards of the Nasdaq Stock Market. The Audit Committee shall: (a) engage the independent registered public accounting firm for the Corporation; (b) review with the independent registered public accounting firm the scope of its examination; (c) receive the reports of the independent registered public accounting firm and meet with the representatives of such accounting firm for the purpose of reviewing and considering questions relating to its examination and such reports; (d) review the internal accounting and auditing procedures of the Corporation; and (e) perform such other duties as may be deemed necessary to fulfill its obligations under applicable law and the listing requirements of the Nasdaq Stock Market or any other stock exchange on which any security of the Corporation is admitted for trading, or as set forth in an Audit Committee Charter approved by the Board from time to time.

Section 3.2.    Executive Committee. An Executive Committee may be appointed by resolution passed by a majority of the full Board. Such committee, during the intervals between meetings of the Board, shall have and may exercise all the powers and authority of the Board in the management of the affairs of the Corporation, except that the committee shall not have any power or authority as to the following: (a) the submission to shareholders of any action requiring approval of shareholders including, but not limited to, the following: (i) a proposal to the shareholders of an amendment of the Articles of Incorporation; or (ii) adoption, or any proposal to the shareholders for adoption, of any plan of merger, consolidation, liquidation, dissolution or sale of substantially all of the assets of the Corporation; (b) authorize or approve the reacquisition of shares of the Corporation unless pursuant to a formula or method, or within limits, previously prescribed by the Board; (c) the creation or filling of vacancies in the Board or any committee thereof; or (d) the adoption, amendment or repeal of the Bylaws of the Corporation.

Section 3.3.    Other Committees. The Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

Section 3.4.    Vacancies on Committees. The Board shall have the power to designate another director to serve on any committee during the absence or inability of any member thereof to serve.

Section 3.5.    Committee Meetings and Quorum. Each committee shall determine the time and place of meetings, unless otherwise directed by the Board. A majority of each committee shall be necessary to constitute a quorum for the transaction of any business. A majority of the votes cast shall decide the matters submitted to their consideration, except when otherwise provided, by law or the Corporation’s Articles of Incorporation.

Section 3.6.    Fees. Members of committees, except salaried officers of the Corporation, may be paid such fees or compensation for attendance at meetings of such committees and the performance of any duties required in connection therewith, upon such basis and in such amount, as may be fixed or determined by the Board.

ARTICLE IV

Officers and Employees

Section 4.1.    General. The officers of the Corporation shall be appointed by the Board and shall consist of a CEO, a CFO, a President, a Secretary and a Treasurer. The Board, in its discretion, may also appoint and specifically identify such other officers as in its judgment may be necessary or desirable, including, but not limited to, one or more Vice Presidents, and one or more Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. The officers of the Corporation need not be shareholders or directors of the Corporation. Any officer named or provided for in this Article IV (including, without limitation, CEO, CFO, President, Vice President, Secretary and Treasurer) may also, at any time and from time to time, be held by one or more persons. Except as may otherwise be provided by resolution of the Board, if an office is held by more than one person, each person holding such office shall serve as a co-officer (with the appropriate corresponding title) and shall have general authority, individually and without the need for any action by any other co-officer, to exercise all the powers of the holder of such office specified in these Bylaws and shall perform such other duties and have such other powers as may be prescribed by the Board or such other officer specified in this Article IV.

Section 4.2.    Chief Executive Officer. The CEO shall, subject to the direction of the Board, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. The CEO shall see that all orders and resolutions of the Board are carried into effect, and in addition, the CEO shall have all the powers and perform all the duties generally appertaining to the office of the CEO of a bank holding company. The CEO shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability.

Section 4.3.    President. The President shall have such powers and perform such duties as are prescribed by the CEO or the Board, and in the absence or disability of the CEO, the President(s) in the order determined by the Board (or if there be no such determination, then in the order of their appointment) shall have the powers and perform the duties of the CEO, except to the extent the Board shall have otherwise provided. In addition, the President(s) shall have such powers and perform such duties generally appertaining to the office of the President of a bank holding company, except to the extent the CEO or the Board shall have otherwise provided.

Section 4.4.    Vice President. The Board may elect one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board.

Section 4.5.    Chief Financial Officer. The CFO of this Corporation shall, in general, be responsible for all monies, funds and valuables of the Corporation. The CFO shall be the custodian of the records, documents, books and papers of the Corporation except those maintained by the Secretary; shall provide for the proper keeping of proper records of all transactions of the Corporation, except those maintained by the Secretary; and shall have and may exercise any and all powers and duties generally pertaining by law, regulation or practice, to the office of treasurer of a bank holding company, or imposed by these Bylaws. The CFO shall also perform such other duties as may be assigned to him, from time to time, by the Board.

Section 4.6.    Other Officers. The Board may elect one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers and attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairperson of the Board, or the CEO. The Board may appoint, or empower the CEO or, in the absence of a CEO, the President or, in the absence of the CEO and the President, a Vice President, to appoint such subordinate officers and agents as the business of the Corporation may require. Each of such subordinate officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

Section 4.7.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, the CEO or the CFO, taking proper vouchers for such disbursements, and shall render to the Chairperson of the Board, the CEO, the CFO and the Board whenever any of the foregoing may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation. The Treasurer shall generally perform all duties appertaining to the office of treasurer of a bank holding company and shall perform such other duties and have such other powers as may be prescribed by the Board, the CEO, the CFO or these Bylaws.

Section 4.8.    Tenure of Office. The officers of the Corporation shall hold office for the current year for which the Board was elected and until their respective successors have been appointed and qualified or until they shall resign, become disqualified, or are removed, with or without cause; and any vacancy occurring in any office shall be filled by the Board or by such officer or officers as have been authorized by the Board to appoint persons to such office. The removal of an officer shall be without prejudice to his or her contract rights, if any.

Section 4.9.    Resignation. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

ARTICLE V

Stock and Stock Certificates

Section 5.1.    Transfers. Subject to and in compliance with the provisions of the Articles of Incorporation, shares of capital stock of the Corporation shall be transferable in the manner prescribed by law and these Bylaws. Transfers of capital stock shall be made on the books of the Corporation only, upon request by the holder of record or by such person’s attorney duly authorized, and upon the surrender of properly endorsed certificates for a like number of shares (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law). A transfer book shall be kept in which all transfers of capital stock of the Corporation shall be recorded.

Section 5.2.    Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock may be uncertificated shares. Any such resolution shall not apply to shares until such certificate is surrendered to the Corporation. Every holder of capital stock of the Corporation represented by a certificate shall be entitled to have a certificate signed in the name of the Corporation (i) by the CEO, the President or any Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number of shares registered in the name of such holder in the books of the Corporation.

Section 5.3.    Stock Book and Shareholders List. The CFO, Secretary or such other officer as the Board may designate shall be custodian of the Stock Book (as defined below) of the Corporation. The President and the CFO shall keep or cause to be kept at all times in the main office of the Corporation, a full and correct list of the names and addresses of all shareholders of the Corporation and the number of shares held by each. Such list shall be subject to inspection as provided by Florida law.

Section 5.4.    Signatures. Any signature required to be on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.5.    Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.6.    Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action, or entitled to receive payment of any dividend or other distribution or allotment of any rights (other than as set forth in the Articles of Incorporation), or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, that the Board may fix a new record date for the adjourned meeting.

Section 5.7.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of a share to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

Corporate Seal

The CEO, President, CFO, Secretary, Treasurer or any Executive or Senior Vice President, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal as adopted by the Board to any document requiring such seal, and to attest the same.

ARTICLE VII

Indemnification

Section 7.1.    Indemnification Respecting Third Party Claims.

Subject to the other provisions of this Article VII, the Corporation, to the full extent and in a manner permitted by law, as in effect from time to time, shall indemnify, in accordance with the provisions of this Article VII, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 7.2.    Indemnification Respecting Derivative Claims.

Subject to the other provisions of this Article VII, the Corporation, to the full extent and in a manner permitted by law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article VII, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as such court shall deem proper.

Section 7.3.    Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Section 7.1 or 7.2 above (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct set forth in this Article VII. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the Disinterested Directors (as defined below), even though less than a quorum, (b) by a majority vote of the members of a committee composed of at least two Disinterested Directors, designated by a majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no Disinterested Directors, or if such directors so direct, by Independent Counsel in a written opinion, or (d) by action of the shareholders taken as permitted by law, these Bylaws and the Articles of Incorporation. Such determination shall be made, with respect to any other person, by such officer or officers of the Corporation as the Board or the Executive Committee (if any) of the Board may designate, in accordance with any procedures that the Board, the Executive Committee (if any) or such designated officer or officers may determine, or, if any such officer or officers have not been so designated, by the CEO of the Corporation. In the event a request for indemnification is made by any person referred to in Section 7.1 or 7.2, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than 60 days after such request is made after the final disposition of such action, suit or proceeding.

Section 7.4.    Right to Indemnification upon Successful Defense and for Service as a Witness.

(a)    Notwithstanding the other provisions of this Article VII, to the extent that a present or former director officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 7.1 or 7.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(b)    To the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her service as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within 60 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article VII to compensate such person for such person’s time or efforts so expended.

Section 7.5.    Advancement of Expenses.

(a)    Expenses and costs incurred by any present or former director or officer of the Corporation in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding shall, to the full extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified in respect of such costs and expenses by the Corporation as authorized by this Article VII and (ii) the affirmation described in Section 7.5(c).

(b)    Expenses and costs incurred by any other person referred to in Section 7.1 or 7.2 above in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding, to the full extent permitted by law, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board upon receipt of (i) an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article VII and (ii) the affirmation described in Section 7.5(c), and subject to any limitations or qualifications provided by or under the authority of the Board.

(c)    Any person seeking advancement of expenses under this Section 7.5 shall deliver to the Corporation a written affirmation, personally signed by or on behalf of such person, of his or her good faith belief that such person did not engage in (i) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability for unlawful distribution as provided by the provisions of Section 607.0834 of the Florida Business Corporation Act is applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 7.6.    Limitations on Indemnification. Subject to Section 7.4 above and the requirements of law, the Corporation shall not be obligated to indemnify any person or advance to any person any expenses or costs under this Article VII:

(a)    if such person is threatened to be made a party but does not become a party to any action, suit or proceeding, unless the incurring of such expenses was authorized by or under the authority of the Board;

(b)    with respect to any amount paid in settlement, if the Corporation has not consented to such settlement, which consent shall be determined by majority vote of the Disinterested Directors; provided, that if there do not then exist any Disinterested Directors, the Corporation shall be liable for indemnification of such person for amounts paid in settlement if Independent Counsel has approved the settlement;

(c)    to the extent such person has been indemnified by the Corporation or any other person or entity other than pursuant to this Article VII, whether pursuant to any insurance policy purchased and maintained by the Corporation or any Associated Entity or otherwise;

(d)    if such action, suit or proceeding is brought by or on behalf of such person, alone or with others, against the Corporation or any director or officer of the Corporation or any Associated Entity, unless (i) the Corporation has joined in or the Board has consented to the initiation of such action, suit or proceeding, (ii) such action, suit or proceeding is to enforce such person’s indemnification rights (whether under this Article VII, any insurance policy maintained by the Corporation, the Articles of Incorporation or applicable law) in connection with any other action, suit or proceeding in which such person is entitled to such indemnification, or (iii) such action, suit or proceeding is otherwise required to be brought under applicable law;

(e)    on account of such person’s conduct if it is finally adjudged by a court or administrative agency having jurisdiction in the matter, or is admitted by such person, that such conduct (i) was knowingly fraudulent, false or dishonest or (ii) constituted knowing misconduct;

(f)    if it shall be determined by a final adjudication of a court or administrative agency having jurisdiction in the matter that such indemnification is not lawful; or

(g)    if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability for unlawful distribution as provided by the provisions of Section 607.0834 of the Florida Business Corporation Act is applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 7.7.    Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Sections 7.1, 7.2 or 7.5 of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof; provided, that any failure to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee under this Article VII. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article VII.

Notwithstanding anything in this Article VII to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under Sections 7.1, 7.2 or 7.5 for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the employment of counsel by Indemnitee has been authorized by a majority of the Disinterested Directors, excluding Indemnitee (if Indemnitee otherwise would constitute a Disinterested Director), (b) Indemnitee shall have reasonably concluded that there exists an actual or potential conflict of interest between the Corporation and Indemnitee in the conduct of the defense of the action, suit or proceeding, and such conclusion is supported by an opinion of counsel, or (c) the Corporation shall not in fact have timely employed counsel to assume the defense of the action, suit or proceeding, in each of which cases, the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in Sections 7.1, 7.2 or 7.5.

The Corporation will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending claim in an action, suit or proceeding unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability in connection with such claim. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

Section 7.8.    Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article VII, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law, or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of shareholders or Disinterested Directors or otherwise, both as to action in such person’s capacity as an officer, director, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity and as to action in any other capacity.

Section 7.9.    Corporate Obligations; Reliance. The provisions of Sections 7.1, 7.2, 7.4(a) and 7.5(a) shall be deemed to create contract rights and a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article VII and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article VII. The rights conveyed pursuant to this Article VII shall continue as to any director, officer, employee or agent of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities who cease to be a director, officer, employee or agent of the Corporation or a person who is serving at the request of the Corporation as a Subsidiary Officer of Associated Entity.

Section 7.10.   Further Changes. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 7.11.    Successors. The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 7.1 through 7.10 above in this Article VII shall continue after such person shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 7.12.    Insurance. To the full extent permitted by law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or applicable law.

Section 7.13.    Definitions of Certain Terms. For purposes of this Article,

(a)    references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan.

(b)    references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries.

(c)    a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

(d)    “Disinterested Directors” means the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding for which indemnification or advancement of expenses is being requested.

(e)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Article VII, or of other persons with similar indemnification rights); or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person or entity who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights hereunder. Any Independent Counsel appointed pursuant to this Article VII shall be appointed by (x) a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board, (y) a majority vote of a committee of two or more Disinterested Directors that is designated by a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board, or (z) if no Disinterested Directors exist, a majority vote of the full Board.

Section 7.14.    Investor Indemnities. The Corporation acknowledges that the directors nominated by the Large Investors (as defined in that certain Second Amended and Restated Investment Agreement (the “Investment Agreement”), by and among the Corporation and the investors named therein dated as of February 19, 2015, as amended from time to time, including by that certain Side Letter Agreement dated December 30, 2021 by and among the Corporation, U.S. Century Bank and the investors named therein) (each an “Investor Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Large Investors and/or certain of their respective affiliates (collectively, the “Investor Indemnitors”). The Corporation hereby agrees that it (a) is the indemnitor of first resort (i.e., its obligations to each Investor Indemnitee are primary and any obligation of Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Investor Indemnitee is secondary), and (b) shall be required to advance the full amount of expenses incurred by each Investor Indemnitee and shall be liable for the full amount of all expenses and liabilities, in each case, to the extent permitted by law, without regard to any rights an Investor Indemnitee may have against any Investor Indemnitor. The Corporation further agrees that no advancement or payment by any Investor Indemnitor on behalf of any Investor Indemnitee with respect to any claim for which such Investor Indemnitee has sought indemnification from the Corporation shall affect the foregoing and Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Indemnitee against the Corporation.

ARTICLE VIII

Miscellaneous Provisions

Section 8.1.    Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year or such period ending on such other date as shall be fixed by resolution of the Board from time to time.

Section 8.2.    Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents (except any contract to issue or sell shares), may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairperson of the Board, the CEO, the President, the CFO, any Vice President, the Treasurer or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board may, from time to time, direct. The provisions of this Section 8.2. are supplementary to any other provision of these Bylaws.

Section 8.3.    Records. The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of such meeting.

Section 8.4.    Notice. Unless otherwise provided herein, all notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or five days after its deposit in the U.S. mail if sent by registered or certified mail with postage prepaid, or the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the transfer agent at its principal office in the United States of America, (ii) if to any holder of capital stock of the Corporation, to such holder at the address of such holder as listed in the stock record book (the “Stock Book”) of the Corporation or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

ARTICLE IX

Bylaws

Section 9.1.    Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the shareholders or by the Board at any meeting thereof; provided, that notice of such alteration, amendment, repeal or adoption of new Bylaws shall be contained in the notice of such meeting of shareholders or in a notice of such meeting of the Board, as the case may be. Unless a higher percentage is required by law or by the Articles of Incorporation as to any matter which is the subject of these Bylaws, any alteration, amendment or repeal of these Bylaws or any adoption of new Bylaws must be approved by either the affirmative vote of holders of shares of capital stock of the Corporation issued and outstanding entitled to vote thereon representing at least a majority of the votes entitled to be cast thereon or by a majority of the entire Board then in office.

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